                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                   June 15, 2009

                                            SECURITY CAPITAL CORPORATION
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                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                 000-50224                          64-0681198
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(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         295 Highway 6 West/P.O. Box 690
         Batesville, Mississippi                                              38606
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(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (662) 563-9311

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

                                       INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 - Other Events

Subsequent to Security Capital Corporation's (the "Company's") preliminary approval for the TARP Capital Purchase
Program (the "CPP") administered by the United States Department of the Treasury ("Treasury") in the amount of
$10,700,000, or three percent of the Company's risk-weighted assets, Treasury announced the CPP Expansion for
Small Banks, a program which permits institutions having total assets of  less than $500 million to accept a CPP investment of up to five percent of the institution's risk-weighted assets.  On Monday, June 15, 2009, Treasury notified the Company of Treasury's determination that the Company qualifies for a CPP investment of up to five percent of risk-weighted assets under the CPP Expansion for Small Banks.  The Board of Directors of the Company
met on Tuesday, June 16, 2009, and, after due deliberation, determined that the Company should accept the full amount for which it has been approved, five percent of its risk-weighted assets.  The Company believes that this investment amount, calculated based on the Company's total risk-weighted asets as of March 31, 2009, will be
$17,420,000; however, the precise figure is subject to confirmation by Treasury prior to closing of the Company's
CPP investment transaction.  The closing is currently scheduled for June 26, 2009.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 23, 2008
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                                                     SECURITY CAPITAL CORPORATION

                                                     By:    /s/ Connie Hawkins
                                                           -------------------------------------------
                                                     Name:    Connie Hawkins
                                                     Title:   Chief Financial Officer